Exhibit 16.1

Mine Safety and Health Administration Safety Data

In the United States, ArcelorMittal has coal mining operations in West Virginia and iron mining operations in Minnesota. With respect to both its U.S. and non-U.S. operations, the Company places strong emphasis on protecting the health and safety of each of its employees. Safety is one of the Company’s core values, and it has received a number of awards for its safety performance. As part of this effort, the Company has also implemented an intensive safety training program, which focuses on hazard identification, risk assessment, hazard mitigation and employee feedback for continuous improvement. These programs encourage all ArcelorMittal employees to champion the safety process.

ArcelorMittal’s U.S. mining operations are governed by both the U.S. Mine Safety and Health Administration (“MSHA”) and state regulatory agencies. The Federal Mine Safety and Health Act of 1977, as amended (the “FMSH Act”), and state regulatory agencies, among others, impose stringent safety and health standards on all aspects of mining operations, which are enforced through regular inspections. Although the Company endeavors to conduct its mining and other operations in compliance with all applicable U.S. federal, state and local laws and regulations, violations do occur from time to time.

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), each operator of a coal or other mine is required to include certain mine safety information within its periodic reports filed with the SEC. As required by Section1503 of the Dodd-Frank Act, the Company presents the following items regarding certain mining safety and health matters for each of its U.S. mine locations that is covered by the Dodd-Frank Act:

(A)

The total number of violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a coal or other mine safety or health hazard under section 104 of the FMSH Act (30 U.S.C. 814) for which the operator received a citation from MSHA;

(B)	The total number of orders issued under section 104(b) of the FMSH Act (30 U.S.C. 814(b));

(C)	The total number of citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under section 104(d) of the FMSH Act (30 U.S.C. 814(d));

(D)	The total number of flagrant violations under section 110(b)(2) of the FMSH Act (30 U.S.C. 820(b)(2));

(E)	The total number of imminent danger orders issued under section 107(a) of the FMSH Act (30 U.S.C. 817(a));

(F)	The total dollar value of proposed assessments from MSHA under the FMSH Act (30 U.S.C. 801 et seq.); and

(G)	The total number of mining-related fatalities.

In 2013, the Company’s operations did not receive any flagrant violations under section 110(b)(2) of the FMSH Act or any written notice from MSHA of a pattern of violations under section 104(e) of the FMSH Act (nor the potential to have such a pattern). The Company’s U.S. mining operations experienced no mining-related fatalities during the reporting period.

The following table presents a summary of the above items for the twelve months ended December 31, 2013 (unless indicated otherwise).

Dodd-Frank Wall Street Reform and Consumer Protection Act

Section 1503 - Mine Safety Requirements

Periods Covered: Twelve months ended December 31, 2013

	As of and for the 12 months ended December 31, 2013
Mine Name & Location*	Minorca Mine Virginia (MN)	VA Point No. 1 Mine Skygusty (WV)	Cactus Ridge Mine Skygusty (WV)	Dry Branch Mine Elkhorn (WV)	Red Hawk Mine Berwind (WV)	No. 8 Loadout Elbert (WV	Mine 35 Squire (WV)	Mine 37 Elbert (WV)	Mine 39 Elbert (WV)	Mine 40 Eckman (WV)	Mine 41 Eckman (WV)	Mine 42 Eckman (WV)	Eckman Mine Eckman (WV)	Eckman Loadout Eckman (WV)	Tea Branch Mine Pageton (WV)	Roadfork Loadout Skygusty (WV)	No. 31 Loadout Berwind (WV)
Operation	Iron Ore	Coal	Coal	Coal	Coal	Coal	Coal	Coal	Coal	Coal	Coal	Coal	Coal	Coal	Coal	Coal	Coal
MMSHA I.D.	21-02449	4407172	4605741	4609395	4609300	4607680	4608131	4609017	4609261	4609298	4407264	4609378	4608647	4603341	4609477	4608278	4608554
A - Section 104 (S&S citations)	28	4	0	1	0	0	4	10	37	6	0	19	1	0	0	1	0
B - Section 104(b) Orders	0	0	0	0	0	0	0	0	1	0	0	0	0	0	0	0	0
C - Section 104(d) Citations and Orders	0	0	0	0	0	0	0	0	0	0	0	1	0	0	0	0	0
D - Section 110(b)(2) Violations	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
E - Section 107(a) Orders	0	0	0	0	0	0	0	0	1	0	0	0	0	0	0	0	0
F – Total US$ value of MSHA Assessments proposed	$42,840	$3,789	$0	$0	$0	$0	$26,003	$61,695	$109,386	$19,224	$0	$85,389	$0	$0	$0	$0	$0
G – Total mining related fatalities	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Received notice from MSHA of:
• H1 - Pattern of violations of mandatory health or safety standards	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
• H2 - Potential to have such a pattern of violations	None currently	None currently	None currently	None currently	None currently	None currently	None currently	None currently	None currently	None currently	None currently	None currently	None currently	None currently	None currently	None currently	None currently
I - Total pending legal actions	5	2	0	0	0	0	16	29	83	15	0	16	0	0	0	0	0
• I1 - Pending contests of citations and orders	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
• I2 - Pending contests of proposed penalties	5	2	0	0	0	0	16	29	83	15	0	16	0	0	0	0	0
• I3 - Pending complaints for compensation	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
• I4 - Pending complaints of discharge, discrimination or interference	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
• I5 - Pending applications for temporary relief	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
• I6 - Pending appeals of judges decisions or orders to FMSHRC	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
J - Legal actions instituted by FMSHRC	7	2	0	0	0	0	2	6	15	0	0	3	0	0	0	0	0
K - Legal actions before FMSHRC resolved	11	0	1	1	2	1	4	13	18	11	0	9	2	0	0	0	0

Reporting Requirement Description

(A)

The total number of violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a mine safety or health hazard under section 104 of the Mine Safety and Health Act of 1977 (30 U.S.C. 814) for which the operator received a citation from the Mine Safety and Health Administration

(B)	The total number of orders issued under section 104(b) of such Act (30 U.S.C. 814(b))

(C)	The total number of citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under section 104(d) of such Act (30 U.S.C. 814(d))

(D)	The total number of flagrant violations under section 110(b)(2) of such Act (30 U.S.C. 820(b)(2))

(E)	The total number of imminent danger orders issued under section 107(a) of such Act (30 U.S.C. 817(a))

(F)	The total dollar value of proposed assessments from the Mine Safety and Health Administration under such Act (30 U.S.C. 801 et seq.)

(G)	The total number of mining-related fatalities

(H)

Operations that receive written notice from the Mine Safety and Health Administration of (1) a pattern of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of coal or other mine health and safety hazards under section 104(e) of such Act (30 U.S.C. 814 (e)); or (2) the potential to have such a pattern.

(I)	The total number of pending legal actions before the Federal Mine Safety and Health Review Commission (“FMSHRC”) as of December 31, 2013.
	(I1)	The total number of pending contests of citations and orders referenced in Subpart B of 29 CFR Part 2700 of the FMSHRC Procedural Rules
	(I2)	The total number of pending contests of proposed penalties referenced in Subpart C of 29 CFR Part 2700 of the FMSHRC Procedural Rules
	(I3)	The total number of pending complaints for compensation referenced in Subpart D of 29 CFR Part 2700 of the FMSHRC Procedural Rules
	(I4)	The total number of pending complaints of discharge, discrimination or interference referenced in Subpart E of 29 CFR Part 2700 of the FMSHRC Procedural Rules
	(I5)	The total number of pending applications for temporary relief referenced in Subpart F of 29 CFR Part 2700 of the FMSHRC Procedural Rules
	(I6)	The total number of pending appeals of judges’ decisions or orders to the FMSHRC referenced in Subpart H of 29 CFR Part 2700 of the FMSHRC Procedural Rules
(J)	The aggregate number of legal actions instituted by the FMSHRC during the 12 months ended December 31, 2013
(K)	The aggregate number of legal actions resolved before the FMSHRC during the 12 months ended December 31, 2013

Note: There is no materiality threshold for the required safety information presented above.

*

Subsidiaries of ArcelorMittal own a 62.3% interest in Hibbing Taconite Company, located in Minnesota, and a 21% interest in the Empire Iron Mining Partnership, located in Michigan. The iron mines and pelletizing plants held by these entities are operated by affiliates of Cliffs Natural Resources Inc., which provides the required disclosure under Section 1503 in respect of these sites. See Exhibit 95to the Form 10-Q filed by Cliffs Natural Resources Inc. on October 25, 2012 for more information.